UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 15, 2018

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 15, 2018, Hudson Technologies, Inc. (the “Company”) received a deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company, as a result of not filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 by August 14, 2018, was not in compliance with Listing Rule 5250(c)(1) of the Nasdaq Listing Rules (the “Rules”) for continued listing.

Under the Rules, the Company has until October 15, 2018 to submit a plan to Nasdaq to regain compliance and if Nasdaq accepts such plan, Nasdaq can grant an exception until February 11, 2019 to regain compliance. If Nasdaq does not accept the Company’s plan, the Company has the opportunity to appeal such decision to a Nasdaq Hearings Panel.

At this time, this notification has no effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

The Company intends to submit a plan to regain compliance to Nasdaq within the required time parameters.

The Company issued a press release with respect to the foregoing matter, a copy of which is filed as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated August 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2018
HUDSON TECHNOLOGIES, INC.

	By:	/s/ Nat Krishnamurti
	Name:	Nat Krishnamurti
	Title:	Chief Financial Officer